UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2006

                             INFOSEARCH MEDIA, INC.
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             (Exact Name of Registrant as Specified in its Charter)

            Delaware                    333-97385               90-0002618
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(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
         Incorporation)                                      Identification No.)

                               4086 Del Rey Avenue
                        Marina Del Rey, California 90292
                                 (310) 437-7380
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        (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

On February 22, 2006, InfoSearch Media, Inc. ("InfoSearch Media") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Answerbag, Inc., a privately held California corporation ("Answerbag") and Apollo Acquisition Corp., a California corporation and a wholly-owned subsidiary of InfoSearch Media ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Answerbag, with Answerbag surviving as a wholly-owned subsidiary of InfoSearch Media (the "Merger").

At the effective time of the Merger, each outstanding share of Answerbag Common Stock will be exchanged for a number of shares of InfoSearch Media Common Stock and an amount of cash based on agreed upon stock exchange ratios and cash exchange ratios.

The consideration in the Merger consists of (a) shares of InfoSearch Media Common Stock and (b) cash.

The number of shares of InfoSearch Media Common Stock to be issued in the transaction will be the number of shares of InfoSearch Media Common Stock equal to (a) $462,500 divided by (b) the average closing price per share of InfoSearch Media Common Stock on the Over the Counter Bulletin Board for the 5 trading day period up to and including the day immediately preceding (but not including) the closing date of the transaction.

The amount of cash that InfoSearch Media will issue in the transaction will be $462,500, provided, however, that (a) $161,875 shall be paid at the closing, and
(b) $75,156.25 shall be paid within 10 business days of each of the following dates: 90 days after the closing, 180 days after the closing, 270 days after the closing and 360 days after the Closing. The actual amount of shares issued and cash paid is subject to certain Contingencies and Milestones, as set fourth in the Merger Agreement.

The Merger is subject to several conditions, including the approval of the transaction by Answerbag's stockholders and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and has been approved by the boards of directors of InfoSearch Media and Answerbag. InfoSearch Media expects to close the Merger on about March 3, 2006.

The Merger Agreement contains representations, warranties and covenants of InfoSearch Media and Answerbag. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Answerbag or InfoSearch Media or any of their respective subsidiaries.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the InfoSearch Media press release dated February 22, 2006, attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

      Exhibit           Description

      Exhibit 2.1 Agreement and Plan of Merger and Reorganization, dated February 22, 2006, by and among InfoSearch Media, Inc., Answerbag, Inc. and Apollo Acquisition Corp.

      Exhibit 99.1 Press Release of InfoSearch Media, Inc. dated February 22, 2006.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      INFOSEARCH MEDIA, INC.


DATE:  February 27, 2006                              By: /s/ Frank Knuettel, II
                                                          ----------------------
                                                      Frank Knuettel, II
                                                      Chief Financial Officer







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                                  EXHIBIT INDEX

     Exhibit No.        Description

     Exhibit 2.1 Agreement and Plan of Merger and Reorganization, dated February 22, 2006, by and among InfoSearch Media, Inc., Answerbag, Inc. and Apollo Acquisition Corp.

     Exhibit 99.1       Press Release of InfoSearch Media, Inc. dated
                        February 22, 2006.